Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made, as of March 29, 2007, by and between Christopher Larsen (“Employee”) and TIBCO Software Inc. (the “Company”) (Employee and Company are jointly referred to as the “Parties”).

WHEREAS, Employee signed an offer letter dated September 5, 2003 with attached exhibits, including an Employment Agreement dated September 8, 2003 (the “Employment Agreement”) and a Non-Disclosure/Assignment Agreement dated September 8, 2003 (the “NDA Agreement”) (collectively, the “Offer Letter”);

WHEREAS, Employee is employed by the Company “at-will” as Executive Vice President, World-wide Field Operations;

WHEREAS, the Company and Employee have entered into certain stock option agreements granting Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the applicable Company Stock Plan and the Company’s form of written stock option agreement(s) (collectively, the “Stock Option Agreements”)

WHEREAS, the Parties are modifying and preparing to terminate their employment relationship;

WHEREAS, Employee shall no longer serve in the position of Executive Vice President, World-wide Field Operations as of the Effective Date;

WHEREAS, Employee’s employment with the Company will cease on or before April 30 2007 (the “Termination Date”);

WHEREAS, the Company wishes to retain Employee until the Termination Date and Employee wishes to remain employed by the Company until the Termination Date, but Employee’s employment shall remain at-will and either party may terminate the employment relationship on an earlier date with or without cause and with or without notice, subject to the terms contained herein;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s current employment with or future separation from the Company;

THUS, in consideration of the promises made herein, the Parties agree as follows:

1. Consideration.

(a) Up-Front Cash Payment. In consideration for executing this Agreement, the Company shall pay Employee the total amount of One Thousand Dollars ($1,000) (the “Initial Payment”), less applicable withholding, in accordance with the Company’s regular payroll practices. This payment shall be made to Employee within five (5) business days after the Effective Date (as defined below).

(b) Continued Employment; Severance.

(i) The Employee’s employment with the Company shall continue at-will until the Termination Date, unless continued employment is earlier terminated by either the Employee or by the Company for “cause,” as defined below (the “Employment Period”). The Company and Employee acknowledge and agree that as of the Effective Date, Employee’s official title shall be Executive Vice President, and he may refer to himself as an Executive Vice President. Employee shall report to the Office of the CEO. Notwithstanding his title, the Company and Employee acknowledge and agree that the Parties do not intend Employee to be a Section 16 officer for securities law purposes. The Company and Employee further acknowledge and agree that, from and after April 1, 2007, as Executive Vice President, Employee shall (i) earn a salary of Twenty-Nine Thousand One Hundred Sixty-Six and 67/100 Dollars ($29,166.67) per month, less applicable withholdings (Three Hundred Fifty Thousand Dollars ($350,000) annualized, less applicable withholding) paid in accordance with the Company’s regular payroll practices (the “Monthly Payments”), (ii) be available to work 30 hours per week (although the employee shall not be required to work in the Company office unless requested by the Company’s CEO, Vivek Ranadive), and (iii) perform such services as are directed by the CEO Vivek Ranadive. If Employee accepts another position during the Employment Period or otherwise resigns prior to the Termination Date then Employee shall notify the Company immediately.

(ii) Unless the Employee’s employment is terminated by the Company for cause as otherwise described in this Agreement, and provided that the Employee is otherwise in compliance with all of the terms of this Agreement, if the Employee (a) remains an Employee of the Company through the Termination Date, or (b) resigns prior to April 30, 2007, thereby accelerating the Termination Date, the Company agrees that it shall pay to Employee an amount which (the “Termination Payment”), when combined with the Initial Payment and the Monthly Payments made after the execution of this agreement and prior to the actual Termination Date, will equal Three Hundred Fifty Thousand Dollars (US$350,000). The Termination Payment shall be paid fifteen days following the Termination Date.

(iii) If Employee fails to inform the Company of any new employment (a “Specified Breach”), and the Company continues to pay Employee under this section, the Company reserves the right to seek reimbursement of payments from Employee above minimum wage for the period following his Specified Breach. Employee shall no longer be entitled to continued payments under this section if Employee accepts and commences work for another employer or if the Company terminates Employee’s employment with the Company for “cause.” “Cause” shall mean: (a) Employee engages in any act of dishonesty, fraud or misrepresentation, or violation of the Company’s anti-harassment and discrimination policies; (b) Employee’s violation of any federal, state or other law or regulation applicable to the Company’s business or violation of Company policies, as set forth in the Company’s Employee Handbook, designed to ensure compliance with a federal, state or other law or regulation applicable to the Company’s business; (c) Employee’s material breach of any confidentiality agreement or invention assignment agreement between Employee and the Company; (d) Employee acknowledging the commission of, being convicted of, or entering a plea of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude; or (e) the Employee failing to notify the Company that he has accepted a position during the Employment Period with another company and/or the

Employee accepting a position during the Employment Period, directly or indirectly, of providing services for a competitor of the Company while continuing to receive salary and other payments from the Company. In the event that the Company believes that Employee has committed an act or acts constituting “cause” under subsections 1(b)(i) (a) through (e) above, the Company shall provide specific written notice thereof to Employee, if such “cause” is reasonably susceptible of being cured, and the termination of Employee’s employment therefore shall become effective fourteen (14) days after that notice, provided that it has not been cured by that date. For purposes of this Agreement, a “competitor of the Company” shall be any one of the following companies, together with their successors and/or assigns: WebMethods Inc., BEA Systems, the netweaver or infrastructure division of SAP, the division(s) of Sun Microsystems into which SeeBeyond has been integrated, Sonic Software, Progress Software Corporation, the messaging software or infrastructure software departments of IBM Corporation or Microsoft Corporation; or the infrastructure division of Oracle Corporation.

(c) Supplemental Severance. In the event that Employee elects to continue employment through the Termination Date and Employee’s employment has not been terminated for “cause,” upon the termination of Employee’s employment, the Company agrees that, in addition to paying the Termination Payment, the Company will pay Employee:

(i) an additional lump sum payment of One Hundred Thirty-Two Thousand Six Hundred Ninety-Two Dollars ($132,692) (the “Final Lump Sum”), less applicable withholdings, and

(ii) reimbursement of payments Employee makes for premiums paid for continued health benefits for Employee (and any eligible dependents) under the Company’s group health plans until the earlier of (a) twelve (12) months (provided Employee validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or (b) the date upon which Employee and Employee’s eligible dependents become covered under similar plans of another employer, in consideration for, and conditioned upon, the execution by Employee of a Supplemental Severance Agreement and Release, the form of which is attached hereto as Exhibit A (the “Supplemental Agreement”). The Final Lump Sum shall be paid within sixteen (16) days of the Effective Date of the Supplemental Agreement. In the event that Employee’s employment is terminated earlier than the Termination Date for “cause,” the Company reserves the right to elect at its sole discretion whether or not to offer Employee any payment in exchange for a supplemental severance agreement and release, whether in the form of the Supplemental Agreement or some other form satisfactory to the Company.

(d) Aggregate Consideration. For the sake of clarity, the Company will not pay more than Four Hundred Eighty-Two Thousand Six Hundred Ninety-Two Dollars ($482,692) under the terms of this Agreement or the Supplemental Agreement for the Initial Payment, the Monthly Payments, the Termination Payment and the Final Lump Sum, inclusive of any applicable withholding or other taxes and payment reimbursements. To the extent the Company exceeds any specified payment in a given month, the Company will offset that amount against subsequent payments to achieve a total payment of Four Hundred Eighty-Two Thousand Six Hundred Ninety-Two Dollars ($482,692) inclusive of any applicable withholding or other taxes and payment reimbursements.

2. Benefits. Employee’s health insurance benefits shall cease on the earlier of the Termination Date, or the date Employee or the Company actually terminates Employee’s employment, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment shall also cease on the earlier of the Termination Date or the date Employee or the Company actually terminates Employee’s employment, except that Employee shall cease accruing vacation time and paid time off as of the Effective Date. Employee will be paid all of his unused vacation days and the Company agrees to provide assistance in resolving all outstanding benefit problems/incorrect claims/filing mistakes that have been brought to Company’s and the current health care benefit provider, Great West’s, attention.

3. Stock. The vesting of any stock options shall continue through the remainder of Employee’s employment, and both vesting and exercise shall be subject to the terms and conditions of the Stock Option Agreements.

4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employment Agreement and NDA Agreement between Employee and the Company, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee shall return to the Company, by the Termination Date, all of the Company’s property and confidential and proprietary information in his possession. Notwithstanding the foregoing, Employee may retain the laptop computer in his possession provided that, by the Termination Date, he has made such device available to the Company for the purpose of removing any and all Information that the Company, in its sole discretion, deems appropriate.

5. Payment of Salary. Employee acknowledges and represents that, as of the Effective Date of this Agreement, the Company has paid all salary, wages, bonuses, commissions, distributions, interest, equity, severance, fees, penalties and any and all other benefits and compensation due to Employee as of that date, with the exception of back-pay on the new Three Hundred Fifty Thousand Dollar ($350,000) annual salary, effective December 1, 2006, which back-pay is included within the Final Lump Sum.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, attorneys, predecessors, successors in interest, and assigns, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest, agents, representatives and assigns. Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents and assigns, hereby fully and forever releases the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, affiliates, divisions, subsidiaries, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest (the “Releasees”), from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship (whether on or before the Termination Date);

(b) any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase (if any) of shares of stock of the Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; fraud in the inducement; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation; and disability benefits;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Fair Credit Reporting Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act; the California Workers’ Compensation Act; and the California Labor Code, including, but not limited to, Labor Code Sections 1400-1408;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement nor to any rights to defense and indemnity the Employee may have available to him from the Company pursuant to the terms of the Company’s insurance policies, the Company’s By-Laws the Indemnification

Agreement dated as of September 15, 2003, between the Company and Employee or pursuant to statute or common law; further the parties agree the Employee does not waive any rights or claims that, statutorily, cannot be waived

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542. Employee represents that he is not aware of any claim by him against any of the Releasees other than the claims that are released by this Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Releasees. Employee also represents that he is not presently aware of any claims on his own behalf, not otherwise released herein, against the Company or any of the Releasees, and that consequently, he has no present intention to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Releasees.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company following the Termination Date or the earlier termination of his employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company once his employment has been terminated.

11. Confidentiality. The Parties acknowledge that their agreement to keep the contents of, terms and conditions of, and the consideration for this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Except as permitted herein, the Parties hereto agree to maintain in confidence the existence of this Agreement, the contents, terms and conditions of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Severance Information”). The Parties may also disclose, on a reasonable “need to know” basis the contents of, terms and conditions of, and the consideration for this Agreement to (i) immediate family, (ii) legal and/or other professional advisors, or Company personnel necessary to implement the Agreement (as determined by the Company in its sole discretion), (iii) to enforce (or defend against asserted claims of) breaches of this Agreement, or (iv) as required by law (e.g. by subpoena or for tax disclosures) or pursuant to Court order. Except as to (iii) and (iv), such recipients of Severance Information will also be informed of the confidentiality requirements contained herein. Each Party hereto otherwise agrees to take every reasonable precaution to prevent disclosure of any Severance Information to other third parties, and agrees that there will be no other publicity, directly or indirectly, concerning any Severance Information. Furthermore, the Parties shall agree upon a statement that will be used to communicate the reasons for the Employee leaving the Company, a portion of which shall also be used in any press release publicly announcing Employee’s departure.

12. Non-Disparagement; Non-Solicitation. (a) Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Additionally, Employee may request that a senior staff member of a potential employer or the recruiter for that employer contact Vivek Ranadive for a verbal reference if that potential employer has made, or is about to make, an employment offer to the Employee. The Company’s current officers and directors agree to refrain from any defamation, libel or slander of the Employee, and any tortious interference with the contracts, relationships and prospective economic advantage of the Employee, for so long as they remain employed with the Company. In addition, during and after the period of his employment, Employee agrees to make himself available to the Company and/or its counsel to assist or consult in any litigation, proceeding, investigation, or inquiry involving the Company, (b) Employee agrees that for a period of twelve (12) months immediately following the Termination Date, Employee will not directly or indirectly solicit, induce, or recruit any of the Company’s employees to leave their employment at the Company.

13. No Cooperation. Employee agrees that following the termination of his employment, he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or court order to do so. Employee agrees both to notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. After the termination of his employment, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

14. Breach. Employee acknowledges and agrees that any breach of Paragraphs 6, 8, 9, 11, 12, or 13 hereof or any material breach of any material provision of the NDA Agreement shall constitute a material breach of this Agreement, shall entitle the Company to recover the consideration provided to Employee under this Agreement, except as provided by law, and shall entitle the Company to cease paying the consideration provided to Employee by this Agreement and that any material breach of any provision of this Agreement or of the NDA shall constitute a material breach of this Agreement and shall entitle the Company to seek injunctive relief to restrain such breach and prevent irreparable harm, without prejudice to the Company’s right to pursue all other remedies permitted by law. Except as provided by law, the non-prevailing Party in the adjudication of any claims shall be liable to the prevailing Party for all reasonable costs (including the costs of arbitration, litigation and court fees incurred in connection with such action), attorneys’ fees and any and all damages incurred by the prevailing Party in enforcing (or defending against claimed breaches of) the obligations under this Agreement and the NDA Agreement. Company acknowledges and agrees that any breach of paragraphs 1, 2, 3, 12, or 13 shall constitute a material breach of this Agreement, shall entitle the Employee to seek injunctive relief to restrain such breach and prevent irreparable harm, without prejudice to the Employee’s right to pursue all other remedies permitted by law, including monetary damages.

15. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party. No action taken by Employee hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgement or admission by the Employee of any fault or liability whatsoever to the Company or to any third party.

16. Costs. The Company agrees to pay Employee’s attorney’s fees up to $7,500 incurred in the negotiation of this Agreement. Such attorney’s fees shall be paid directly to Employee’s attorneys by the Company within thirty (30) days of the Company’s receipt of an invoice from Employee’s attorneys. Otherwise, the Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

17. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

19. Severability. In the event that any provision, or any portion thereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the legality, validity and enforceability of the remaining provisions shall in no way be affected or impaired thereby, and the Parties shall substitute for the affected portion an enforceable provision which closest approximates the intent and effect thereof.

20. Entire Agreement. This Agreement, the attached Exhibits, the Employment Agreement, the NDA Agreement, the Indemnification Agreement and the Stock Option Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter thereof and Employee’s employment with and separation from Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of such Agreements and Employee’s relationship with the Company.

21. No Waiver. The failure of either the Company or the Employee to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

22. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Executive Vice President, General Counsel & Secretary of the Company or the Chief Executive Officer of the Company.

23. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with California law, without regard to choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in California.

24. Effective Date. This Agreement is effective after both Parties have signed it and after seven (7) days have passed since Employee has signed the Agreement (the “Effective Date”). Each party has seven days after that party signed the Agreement to revoke it. Revocation must be made in writing and delivered no later than seven days after execution, and if by the employee, must be delivered to the Executive Vice President, General Counsel & Secretary for the Company.

25. Counterparts; Facsimile. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. A signature shall be treated as a fully enforceable signature hereto upon receipt by facsimile, mail, Federal Express delivery or personal delivery.

26. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to arbitration in Santa Clara County before the American Arbitration Association, under its National Rules for the Resolution of Employment Disputes and California law. The arbitrator may grant injunctions and other relief in such disputes. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.

27. 28. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon (subject to crediting of any withholding done by the Company). Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold (provided that if the Company’s failure to withhold is due to the Company’s negligence, Employee’s liability to the Company shall be limited to the original amount of tax withholding and Employee shall not be responsible for any other amounts, including any penalties or interest assessed against the Company), or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of Employee’s failure to pay legitimate tax withholding obligations arising from the Company’s payments to Employee, including attorneys’ fees and costs.

28. 29. Code Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax to an earlier payment of any severance or other benefits otherwise due to Employee on or within the six (6) month period following Employee’s termination, the severance benefits will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Employee’s termination. All subsequent payments, if any, will be payable as provided in this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, Employee agrees to work in good faith with the Company to consider amendments to this Agreement which are necessary or appropriate to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment to Employee of payments or benefits under this Agreement

29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TIBCO SOFTWARE INC.

Dated:	3/28/07	By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President,
General Counsel & Secretary

Christopher Larsen, an individual

Dated:	3/28/07	/s/ Christopher Larsen
Christopher Larsen

EXHIBIT A

SUPPLEMENTAL RELEASE

SUPPLEMENTAL RELEASE

This Supplemental Release (“Supplemental Agreement”) is made by and between Christopher Larsen (“Employee”) and TIBCO Software Inc. (the “Company”) (Employee and Company jointly referred to as the “Parties”). Capitalized terms not defined in this Supplemental Agreement shall have the meaning ascribed to them in the Transition Agreement (defined below).

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee and Company entered into a Transition Agreement and Release dated as of March 19, 2007 (the “Transition Agreement”);

WHEREAS, Employee’s employment ceased on [4/30] 2007 (the “Actual Termination Date”);

WHEREAS, as a condition precedent to the provision of certain consideration under the Transition Agreement and this Supplemental Release, the Parties agreed in the Transition Agreement to resolve following the Actual Termination Date any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with the Company;

THUS, in consideration of the promises made herein and in the Transition Agreement, the Parties agree as follows:

1. Consideration. The Company shall pay Employee the total amount of One Hundred Thirty-Two Thousand Six Hundred Ninety-Two Dollars ($132,692), less applicable withholding, in accordance with the Company’s regular payroll practices. This payment shall be made to Employee within sixteen (16) days after the Effective Date of this Supplemental Agreement, as defined below.

2. Benefits. Employee’s participation in all benefits and incidents of employment shall cease on the Actual Termination Date subject to Employee’s right to continue his health insurance under COBRA.

3. Stock. Employee agrees that he is not entitled to continued vesting under the Stock Option Agreements subsequent to the Actual Termination Date. The exercise of Employee’s vested share options, if any, shall continue to be governed by the terms and conditions of the Stock Option Agreements.

4. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employment Agreement and NDA Agreement between Employee and the Company, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee shall return, by the Effective Date, all of the Company’s property and confidential and proprietary information in his possession to the Company. Notwithstanding the foregoing, Employee may retain the laptop computer in his possession provided that, by the Termination Date, he has made such device available to the Company for the purpose of removing any and all information that the Company, in its sole discretion, deems appropriate. By signing this Supplemental Agreement, Employee declares under penalty of perjury that he has returned all Company property, with the exception of the aforementioned laptop computer.

5. Payment of Salary. Employee acknowledges and represents that as of the Effective Date of this Supplemental Agreement the Company has paid all salary, wages, bonuses, accrued vacation, commissions, distributions, interest, equity, severance, fees, penalties and any and all other benefits and compensation due to Employee.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, attorneys, agents, predecessors, successors in interest, and assigns, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest, agents, representatives and assigns. Employee hereby fully and forever releases the Company and its past and present administrators, managers, officers, directors, employees, investors, stockholders, agents, predecessors, successors in interest, and assigns, affiliates, divisions, subsidiaries, employee benefit plans and their fiduciaries, subsidiaries, predecessors and successors in interest (the “Releasees”), from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

a.	any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.	any and all claims relating to, or arising from, Employee’s right to purchase or actual purchase (if any) of shares of stock of the Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;

c.	any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; fraud in the inducement, breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligence; or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation; and disability benefits;

d.	any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Fair Credit Reporting Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act; the California Workers’ Compensation Act; and the California Labor Code, including, but not limited to, Labor Code Sections 1400-1408;

e.	any and all claims for violation of the federal, or any state, constitution;

f.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.	any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.	any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Supplemental Agreement, nor to any rights to defense and indemnity that Employee may have available to him from the Company pursuant to the terms of the Company’s insurance policies, the Company’s By-Laws, or pursuant to statute or common law.

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Supplemental Agreement. Employee acknowledges that the consideration given for this Supplemental Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

a.	he should consult with an attorney prior to executing this Supplemental Agreement;

b.	he has twenty-one (21) days within which to consider this Supplemental Agreement;

c.	he has seven (7) days following his execution of this Supplemental Agreement to revoke the Agreement;

d.	this Supplemental Agreement shall not be effective until the revocation period has expired; and

e.	nothing in this Supplemental Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542. Employee represents that he is not aware of any claim by him against any of the Releasees other than the claims that are released by this Supplemental Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Releasees. Employee also represents that he is not presently aware of any claims on his own behalf, not otherwise released herein, against the Company or any of the Releasees, and that consequently, he has no present intention to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Releasees.

10. No Application for Employment. Employee understands and agrees that, as a condition of this Supplemental Agreement, he shall not be entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company.

11. Confidentiality. The Parties acknowledge that their agreement to keep the contents of, terms and conditions of, and the consideration for this Supplemental Agreement confidential was a material factor on which all parties relied in entering into this Supplemental Agreement. Except as permitted herein, the Parties hereto agree to maintain in confidence the existence of this Supplemental Agreement, the contents, terms and conditions of this Supplemental Agreement, and the consideration for this Supplemental Agreement (hereinafter collectively referred to as “Settlement Information”). The Parties may also disclose, on a reasonable “need to know” basis the contents of, terms and conditions of, and the consideration for this Supplemental Agreement to: a) immediate family; b) legal and/or other professional advisors, or Company personnel necessary to implement the Supplemental Agreement (as determined by the Company in its sole discretion); c) to enforce (or defend against asserted claims of) breaches of this Supplemental Agreement; or d) as required by law (e.g. by subpoena or for tax disclosures) or pursuant to Court order. Except as to the latter two categories, such recipients of Settlement

Information will also be informed of the confidentiality requirements contained herein. Each Party hereto otherwise agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to other third parties, and agrees that there will be no other publicity, directly or indirectly, concerning any Settlement Information.

12. Breach. Employee acknowledges and agrees that any breach of Paragraphs 6, 8, 9 or 11 hereof shall constitute a material breach of this Agreement and shall entitle the Company to recover the consideration provided to Employee under this Agreement, except as provided by law, and that any material breach of any provision of this Agreement, the Transition Agreement, or of the NDA shall constitute a material breach of this Agreement and shall entitle the Company to seek injunctive relief to retrain such breach and prevent irreparable harm, without prejudice to the Company’s right to pursue all other remedies permitted by law. Except as provided by law, the non-prevailing Party in the adjudication of any such claims shall be liable to the prevailing Party for all reasonable costs (including the costs of arbitration, litigation and court fees incurred in connection with such action), attorneys’ fees and any and all damages incurred by the prevailing Party in enforcing (or defending against claimed breaches of) the obligations under this Supplemental Agreement and the NDA Agreement.

13. Arbitration. The Parties agree that any and all disputes arising out of the terms of the Agreement, the Supplemental Agreement, their interpretation, and any of the matters herein released, shall be subject to confidential and binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under the Transition Agreement, this Supplemental Agreement and the NDA Agreement.

14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Supplemental Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Supplemental Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15. No Representations. Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Supplemental Agreement. In entering into this Supplemental Agreement, neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Supplemental Agreement.

16. Severability. In the event that any provision, or any portion thereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the legality, validity and enforceability of the remaining provisions shall in no way be affected or impaired thereby, and the parties shall substitute for the affected portion an enforceable provision which closest approximates the intent and effect thereof.

17. Entire Agreement. This Supplemental Agreement, the Transition Agreement, the Employment Agreement, the Indemnification Agreement and the NDA Agreement represent the entire agreement and understanding between the Company and Employee concerning the subject matter thereof and Employee’s employment with and separation from the Company, and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Supplemental Agreement and Employee’s relationship with the Company.

18. No Waiver. The failure of either the Company or Employee to insist upon the performance of any of the terms and conditions in this Supplemental Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Supplemental Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Supplemental Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

19. No Oral Modification. This Supplemental Agreement may only be amended in a writing signed by Employee and the Executive Vice President, General Counsel & Secretary of the Company or the Chief Executive Officer of the Company.

20. Governing Law. This Supplemental Agreement shall be construed, interpreted, governed, and enforced in accordance with California law, without regard to choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in California.

21. Effective Date. This Supplemental Agreement is effective after both parties have signed it and after seven (7) days have passed since Employee has signed the Supplemental Agreement (the “Effective Date”). Each party has seven days after signing the Supplemental Agreement to revoke it. Revocation must be made in writing delivered no later than seven days after execution, and if by Employee, to the Executive Vice President, General Counsel & Secretary for the Company.

22. Counterparts; Facsimile. This Supplemental Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. A signature shall be treated as a fully enforceable signature hereto upon receipt by facsimile, mail, Federal Express delivery, or personal delivery.

23. No Cooperation. Employee agrees not to act in any manner that might damage the business of the Company. Employee further agrees that she will not knowingly encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees to use diligent, reasonable and good faith efforts both to promptly notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that she cannot provide counsel or assistance.

24. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. The Company and, during their period of employment or service with the Company, its current officers and directors agree to refrain from any defamation, libel or slander of Employee. Employee agrees that she shall direct all inquiries by potential future employers to the Company’s Human Resources Department for references from the Company. Upon inquiry, the Company shall only confirm the following: Employee’s last position held and dates of employment, final compensation and any other information and/or documentation legally required to be disclosed.

25. Non Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Supplemental Agreement, Employee will not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company.

26. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Supplemental Agreement, the prevailing Party shall be entitled to recover its reasonable costs and expenses, including the costs of mediation, arbitration, litigation, court fees and reasonable attorneys’ fees incurred in connection with such an action.

27. No Admission of Liability. Employee understands and acknowledges that this Supplemental Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Supplemental Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

28. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Supplemental Agreement.

29. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Supplemental Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

30. Voluntary Execution of Agreement. This Supplemental Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

a.	They have read this Supplemental Agreement;

b.	They have been represented in the preparation, negotiation, and execution of this Supplemental Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

c.	They understand the terms and consequences of this Supplemental Agreement and of the releases it contains; and

d.	They are fully aware of the legal and binding effect of this Supplemental Agreement.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement on the respective dates set forth below.

TIBCO SOFTWARE INC.

Dated:	7 May 2007	By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President,
General Counsel & Secretary

Christopher Larsen, an individual

Dated:	4/30/07	/s/ Christopher Larsen
Christopher Larsen